EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

FOR
INTERMET CORPORATION

      This form or one substantially equivalent hereto must be used to accept the Exchange Offer of INTERMET Corporation (the “Company”) made pursuant to the Prospectus dated                     , 2002 (the “Prospectus”), if certificates representing the outstanding 9 3/4% Senior Notes due 2009 of the Company (the “Old Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the “Exchange Agent”) prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

DELIVERY TO: U.S. BANK NATIONAL ASSOCIATION, EXCHANGE AGENT

By Registered or Certified Mail: U.S. Bank National Association 180 East Fifth Street St. Paul, Minnesota 55101 Attn: Specialized Finance Department — 4th Floor	By Hand in New York: U.S. Bank National Association 100 Wall Street, Suite 2000 New York, New York 10005	By Overnight Delivery or Hand in Minnesota: U.S. Bank National Association 180 East Fifth Street St. Paul, Minnesota 55101 Attn: Specialized Finance Department — 4th Floor

Facsimile Transmission Number: (For Eligible Institutions Only): (651) 244-1537	Confirm Receipt of Facsimile by Telephone: (800) 934-6802

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

      Upon the terms set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.

Principal Amount of Old Notes Tendered:*

$

Certificate Nos. (if available):

Total Principal Amount Represented by Old Notes Certificate(s):

$

If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Account Number

* Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X

Signature(s) of Owner(s) or Authorized Signatory

Date

Area Code/Telephone Number:

      Must be signed by the holder(s) of Old Notes as their name(s) appear on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name (s) and address (es)

Name(s):

Capacity:

Address(es):

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GUARANTEE

(Not to be Used for Signature Guarantee)

      The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the securities Transfer Agents Medallion on Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm

Address

Zip Code

Area Code and Tel. No.

Authorized Signature

Name:

(Please Type or Print)

Title

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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